EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement under the Securities Act of 1933 of Sunrise Solar Corporation. (“Company”) dated May 28, 2009, of our report dated March 31,2009 relating to the Company’s financial statements appearing in the Form 10-K for each of the years ended December 31, 2008 and 2007.

/s/M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas

May 28, 2009